Exhibit 10.51
Certain identified information has been marked in the exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the Company, if publicly disclosed.

FIRST AMENDMENT TO LEASE AGREEMENT

This First Amendment (“First Amendment”) to the Lease Agreement ( “Lease”) is made on this 7th day of October 2019 by and between BRISTOL-MYERS SQUIBB COMPANY, a Delaware corporation, having an office at 3551 Lawrenceville Princeton Road, Princeton, New Jersey 08540 (“Landlord”), and PTC THERAPEUTICS, INC., a Delaware Corporation, having an office at 100 Corporate Court, South Plainfield, NJ 07080-2449 (“Tenant”).
WHEREAS, Landlord and Tenant entered into a certain Lease dated August 3, 2019 pursuant to which Landlord agreed to lease to Tenant and Tenant agreed to lease from Landlord a portion of 311 Pennington Rocky Hill Road, Hopewell Township, Mercer County, New Jersey, designated in the Lease as the Premises and further described in Exhibit A to the Lease; and
WHEREAS, Section 4.2(a)(iii) of the Lease defined the “CAM Area Operating Expenses” and, in connection with said definition, provided as follows:
Landlord agrees that the Controllable CAM Expenses for the first calendar year of the Term, for which all future escalations of Controllable CAM Expenses shall be based, shall not exceed the lesser of (A) the actual Controllable CAM Expenses incurred by Landlord for such calendar year, and (B) an estimated amount per square foot to be determined by the parties pursuant to a certain side letter executed simultaneously herewith multiplied by [**] percent ([**]%) (even if the actual Controllable CAM Expenses for the first calendar year of the Term exceeds this figure).
WHEREAS, pursuant to the portion of Lease Section 4.2(a)(iii) referenced in the prior “WHEREAS’ clause, Landlord and Tenant entered into a side letter dated August 3, 2019, a copy of which is attached to this First Amendment as Exhibit A (“Side Letter”), by which the parties agreed to a method of establishing the estimated amount per square foot of Controllable CAM Expenses for the first calendar year of the Term;
WHEREAS, Landlord and Tenant have complied with the terms of the Side Letter and have reach an agreement as to the estimated amount per square foot of Controllable CAM Expenses for the first calendar year of the Term and, by this First Amendment, amend the Lease to memorialize this figure.
WHEREAS, at the time of the execution of the Lease, Tenant had not yet obtained an executed letter of credit (“LOC”) in connection with the Security Deposit requirement of the Lease set forth in Section 39 and a form of Letter of Credit was attached to the Lease as Exhibit P; and
WHEREAS, Tenant has obtained and delivered to Landlord the signed LOC and, by this First Amendment, Landlord and Tenant agree to amend the Lease to incorporate the executed LOC as Exhibit P of the Lease;
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree to amend the Lease as follows:

1.The WHEREAS clauses set forth above are incorporated into this First Amendment by reference.
2.The final sentence of Section 4.2(a)(iii) of the Lease is replaced as follows:
Landlord agrees that the Controllable CAM Expenses for the first calendar year of the Term, for which all future escalations of Controllable CAM Expenses shall be based, shall not exceed the lesser of (A) the actual Controllable CAM Expenses incurred by Landlord for such calendar year, and (B) [**] per square foot ($[**]/square foot) (even if the actual Controllable CAM Expenses for the first calendar year of the Term exceeds this figure).
3.    Landlord and Tenant agree that the figure of [**] per square foot ($[**]/square foot) is derived from the spreadsheet entitled “Princeton West Estimated CAM Costs” attached to this First Amendment as Exhibit B. This figure represents the current estimated Controllable CAM Expenses as set forth on Exhibit B multiplied by [**] Percent ([**]%) to establish the estimated increase in the Controllable CAM Expenses between the date of the First Amendment and the anticipated Commencement Date of the Lease on July 1, 2020, further multiplied by [**] Percent ([**]%) as agreed by Landlord and Tenant in Section 4.2(a)(iii) of the Lease.
4.    The LOC issued by HSBC Bank USA, N.A. to Bristol-Myers Squibb Company, as beneficiary on September 3, 2019 and the amendment to that LOC, also dated September 3, 2019, both attached to this First Amendment as Exhibit C, are collectively incorporated into and made a part of the Lease and that the first sentence of Section 39(a) of the Lease is amended to state that the executed LOC has been provided by Tenant.
5.    This Amendment may be executed in one or more counterparts, which shall be deemed an original, and all of which together shall be deemed one and the same instrument. A facsimile or pdf transmission of an original signature shall be deemed an original signature.
6.    Except as modified hereby, all terms of the Lease remain in full force and effect. In the event of a conflict between the terms of the Lease and this First Amendment, the terms of this First Amendment shall prevail.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, Landlord and Tenant, intending to be legally bound, execute this First Amendment as of the dates set forth below.
LANDLORD:
BRISTOL-MYERS SQUIBB COMPANY, a Delaware corporation

By:__/s/ Bruce K. Mayer_____________________
Name: Bruce K. Mayer
Title: Head Global Real Estate

TENANT:
PTC THERAPEUTICS, INC., a Delaware corporation
By:__/s/ Mark Boulding_______________________
    Name: Mark Boulding
Title: Chief Legal Officer and Executive Vice President